UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2014

MOLSON COORS BREWING COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number: 1-14829

Delaware	84-0178360
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1225 17th Street, Suite 3200, Denver, Colorado 80202
1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5
(Address of principal executive offices, including zip code)

(303) 927-2337 / (514) 521-1786
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of Molson Coors Brewing Company (the “Company”) was held on June 4, 2014, in Denver, Colorado, at which the following matters were submitted to a vote of the stockholders:

(a) Votes regarding the election of the persons named below as Directors for a term expiring in 2015 were as follows:

CLASS A DIRECTORS:	For	Withheld	Broker Non- Votes
Peter H. Coors	5,109,876	31,816	18,431
Christien Coors Ficeli	5,109,826	31,866	18,431
Brian D. Goldner	5,140,956	736	18,431
Franklin W. Hobbs	5,140,914	778	18,431
Andrew T. Molson	5,109,926	31,766	18,431
Geoffrey E. Molson	5,109,826	31,866	18,431
Iain J.G. Napier	5,140,956	736	18,431
Peter S. Swinburn	5,140,956	736	18,431
Douglas D. Tough	5,140,930	762	18,431
Louis Vachon	5,141,056	636	18,431

CLASS B DIRECTORS:	For	Withheld	Broker Non- Votes
Roger G. Eaton	147,648,462	2,010,049	0
Charles M. Herington	147,518,159	2,140,352	0
H. Sanford Riley	133,277,430	16,381,081	0

(b) Votes of our Class A and B Common Stock together as a single class regarding approval, on an advisory basis, of the compensation of the Company’s named executive officers were as follows:

Class A and B Common Stock, voting together as a class:

For	Against	Abstain	Broker Non-Votes
151,810,378	2,536,651	453,174	18,431

(c) Votes of our Class A Common Stock regarding the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 were as follows:

For	Against	Abstain
5,158,882	25	1,216

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY

Date:	June 6, 2014	By:	/s/ Samuel D. Walker
Samuel D. Walker
Chief People and Legal Officer

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